                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                     EXCHANGE ACT OF 1934 (AMENDMENT NO. 1)

Filed by the Registrant /X/

Filed by a Party other than the Registrant / /

Check the appropriate box:

/X/  Preliminary Proxy Statement                / /  Confidential, for Use of the Commission
                                                Only (as permitted by Rule 14a-6(e)(2))
/ /  Definitive Proxy Statement
/ /  Definitive Additional Materials
/ /  Soliciting Material Pursuant to sec.240.14a-11(c) or sec.240.14a-12

                             California Jockey Club
- --------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

- --------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/ /  $125 per Exchange Act Rules 0-11(c)(1)(ii), or 14a-6(i)(1), or 14a-6(i)(2)
     or Item 22(a)(2) of Schedule 14A.

/X/ $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).

/ /  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

        ------------------------------------------------------------------------

     (2)  Aggregate number of securities to which transaction applies:

        ------------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

        ------------------------------------------------------------------------

     (4)  Proposed maximum aggregate value of transaction:

        ------------------------------------------------------------------------

     (5)  Total fee paid:

        ------------------------------------------------------------------------

/X/  Fee paid previously with preliminary materials.

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

        ------------------------------------------------------------------------

     (2)  Form, Schedule or Registration Statement No.:

        ------------------------------------------------------------------------

     (3)  Filing Party:

        ------------------------------------------------------------------------

     (4)  Date Filed:

        ------------------------------------------------------------------------

                                     [LOGO]

                               PRELIMINARY COPIES

                             CALIFORNIA JOCKEY CLUB
                           2600 SOUTH DELAWARE STREET
                                 P.O. BOX 1117
                          SAN MATEO, CALIFORNIA 94403
                            ------------------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                            FRIDAY, AUGUST 30, 1996

To the Stockholders of California Jockey Club:

     Notice is hereby given that the Annual Stockholders Meeting of California Jockey Club will be held on Friday, August 30, 1996, at 10:00 a.m. Pacific Daylight Time, at the Clubhouse of Bay Meadows Racecourse, 2600 South Delaware Street, San Mateo, California, for the following purposes:

     1. To elect five directors to serve until the 1997 Annual Meeting, or until a successor has been elected and qualified.

     2. To consider and vote upon a stockholder proposal to establish a mandatory retirement age for directors.

     3. To ratify the Board of Directors' selection of Deloitte & Touche LLP as independent public accountants for the year 1996.

     4. To transact such other business as may properly be brought before the meeting.

     Stockholders of record at the close of business on August 7, 1996, are the only stockholders entitled to notice of and to vote at the Annual Stockholders Meeting.

                                          BY ORDER OF THE BOARD OF DIRECTORS

                                          KJELL H. QVALE
                                          Chairman of the Board and Secretary
                                          Dated August __, 1996



Proxies are being solicited by the Board of Directors of California Jockey Club. To ensure representation of your stock at the Annual Meeting of California Jockey Club, you must mark and return the YELLOW (California Jockey Club) proxy card.

                                   IMPORTANT

WHETHER YOU EXPECT TO ATTEND THE MEETING OR NOT, PLEASE VOTE, SIGN, DATE AND RETURN THE ENCLOSED PROXY IN THE ENCLOSED SELF-ADDRESSED ENVELOPE AS PROMPTLY AS POSSIBLE. If you attend the meeting, you may vote your shares in person, even though you have previously signed and returned your proxy.

                                     [LOGO]

                               PRELIMINARY COPIES

                             CALIFORNIA JOCKEY CLUB
                           2600 SOUTH DELAWARE STREET
                                 P.O. BOX 1117
                          SAN MATEO, CALIFORNIA 94403

                                PROXY STATEMENT

           SOLICITATION OF PROXY, CUMULATIVE VOTING AND REVOCABILITY

     This Proxy Statement is furnished in connection with the solicitation of proxies to be used at the Annual Stockholders Meeting (the "Annual Meeting") of California Jockey Club (the "Company"), a Delaware corporation, to be held on Friday, August 30, 1996, at 10:00 a.m. Pacific Daylight Time, at the Clubhouse of Bay Meadows Racecourse, 2600 South Delaware Street, San Mateo, California, and at any adjournment or postponements thereof. The stockholders of the Company will consider (i) the election of five (5) directors to serve until the 1997 Annual Meeting or until their successors have been elected and qualified, (ii) a stockholder proposal to establish a mandatory retirement age for directors (iii) the ratification of the appointment of Deloitte & Touche LLP as independent public accountants for the year 1996 and (iv) such other business as may properly be brought before the meeting.

     On May 7, 1996 the Company received notice of the nomination of certain other individuals to stand for election to the Board of Directors.

     The solicitation of proxies in the enclosed YELLOW proxy card is made on behalf of the Board of Directors of the Company.

     The entire expense of soliciting proxies, including, without limitation, the cost of preparing, assembling, and mailing the proxy material and of reimbursing brokers, nominees and fiduciaries for the out-of-pocket and clerical expenses of transmitting copies of the proxy material to the beneficial owners of shares held of record by such persons, will be borne by the Company. The solicitation of proxies will be made by use of the mails and may also be made by telephone, telegraph, or personally, by certain directors, officers and regular employees of the Company who will receive no extra compensation for such services. In addition, the Company has retained D.F. King & Co., a proxy distribution and solicitation firm, to assist in the distribution and solicitation of proxies for shares and to perform other related services. Approximately 50 employees of D.F. King & Co. will be utilized in connection with the solicitation. Although no precise estimate can be given at this time, the Company anticipates that approximately $30,000 will be paid to D.F. King & Co. in connection with the solicitation and anticipates that approximately $350,000 will be spent on general costs incidental to the solicitation, including expenditures for printing, postage, legal, accounting, public
relations, advertising and related expenses. Approximately $          of the
expenses have been incurred as of the date of this statement. The proxy materials are being mailed to stockholders of record at the close of business on August 7, 1996.

     This Proxy Statement and the form of YELLOW proxy card were first sent or given to stockholders on or about August
- --, 1996.

     A stockholder signing and returning a proxy on the enclosed YELLOW proxy card has the power to revoke it at any time before the shares represented thereby are voted by notifying the Secretary of the Company in writing, executing a subsequent later dated proxy or by attending and voting such shares at the Annual Meeting. If a stockholder specifies how the proxy is to be voted with respect to any of the proposals for which a choice is provided, the proxy will be voted in accordance with such specifications and, in the event that cumulative voting is properly invoked, the proxy will be voted cumulatively as provided in the following paragraph. The proxy on the enclosed YELLOW proxy card cannot be voted for more persons than the four (4) nominees named.

     Holders of the Company's Common Stock ("CJC Common Stock") are entitled to one vote for each share held. The Company's Certificate of Incorporation provides that a stockholder, or his proxy, may cumulate votes in the election of directors. That is, each stockholder is entitled to the number of votes that is equal to the number of shares owned by him multiplied by the number of directors to be elected (five (5) for the Annual Meeting), and he may cumulate such votes for a single candidate or distribute such votes among as many candidates as he deems appropriate. Certain affirmative steps must be taken by stockholders of the Company in order to be entitled to vote their shares cumulatively in the election of directors. At a stockholders' meeting at which directors are to be elected, such as the Annual Meeting, no stockholder shall be entitled to cumulate votes for any candidate or candidates unless the candidate's or candidates' names have been placed in nomination prior to the commencement of the voting and a stockholder who appears in person at the meeting has given notice thereat prior to the commencement of the voting of the stockholder's intention to cumulate votes. If any stockholder has given such notice at the Annual Meeting, then every stockholder entitled to vote may cumulate votes for candidates in nomination. The Board of Directors will take those steps necessary to properly place each of the names of the nominees of the Board of Directors in nomination for director of the Company and to entitle stockholders to vote their shares cumulatively in the election in accordance with the rules set forth in the Company's Certificate of Incorporation and Bylaws. Subject to any withholding of authority to vote for any nominee, in which case such a proxy will be voted as described in the following sentences, the Board of Directors is soliciting, and the proxy holders will have, full discretion and authority to vote cumulatively, to allocate votes among any or all of the nominees of the Board of Directors and to vote for the election of less than all of the nominees of the Board of Directors (and in such order as they may determine) if candidates other than those named herein for directors are proposed at the Annual Meeting by others than the Board of Directors and the requirements for cumulative voting are satisfied. If a stockholder withholds authority to vote for any individual nominee by checking the box marked "FOR all nominees listed at the right (except as marked to the contrary)" and writing the name of such nominee for whom authority to vote is withheld in the space provided on the YELLOW proxy card, then the Board of Directors is soliciting, and the proxy holders will have, full discretion and authority to vote cumulatively, to allocate votes among any or all of the nominees of the Board of Directors (other than those nominees for whom authority to vote has been withheld) and to vote for less than all of the nominees of the Board of Directors (and in such order as they may determine). Alternatively, all discretionary authority of the proxy holders to cumulate votes among the Board's nominees may be withheld by checking the box marked "withhold authority to vote for all nominees listed at right." If this latter alternative is selected by a stockholder, none of the stockholder's shares will be voted (cumulatively or otherwise) for any of the nominees of the Board of Directors unless such stockholder appears and votes in person at the Annual Meeting. Ballots will be available at the Annual Meeting for persons desiring to vote in person.

     If voting on the election of directors at the Annual Meeting is not conducted by cumulative voting, each stockholder will be entitled to cast one vote per share for each of up to five (5) candidates. Whether or not there is cumulative voting on the election of directors, the five (5) candidates receiving the highest number of votes will be elected as directors. Accordingly, broker non-votes and abstentions will not be counted, except for quorum purposes, and will have no effect on the election of the directors. Voting on all other matters to be submitted at the Annual Meeting is noncumulative and a majority of the shares present in person or represented by proxy at the Annual Meeting is required to approve such other matters. In determining whether the requisite majority has been received on any such matter, broker non-votes will not be counted, while abstentions will be counted and will therefore have the same effect as a vote against the matter.

CERTAIN LEGAL PROCEEDINGS

     Certain stockholders of the Company commenced legal proceedings against the Company and the Board of Directors on July 3, 1996, in the Superior Court for the County of San Mateo to compel the Company to notice, convene and conduct the Annual Meeting. At a hearing held on July 29, 1996 on such stockholders' application for a peremptory writ of mandate, the Court ordered the Company's Board of Directors to convene the Annual Meeting on August 30, 1996 to elect directors of the Company and issued a judgment to such effect on August 5, 1996.

OUTSTANDING VOTING SECURITIES

     Only stockholders of record at the close of business on August 7, 1996 (the "Record Date") are entitled to vote at the Annual Meeting. On that day, there were issued and outstanding 5,763,257 shares of CJC Common Stock.

     The outstanding shares of CJC Common Stock are "paired" with the outstanding shares of the common stock, $.01 par value per share ("BMOC Common Stock"), of Bay Meadows Operating Company ("BMOC"), a Delaware corporation, so that they are transferable and tradable only in combination as units, each unit consisting of one share of CJC Common Stock and one share of BMOC Common Stock (a unit of "Paired Common Stock"). These restrictions on transfer are imposed by the Bylaws of the Company and BMOC. The pairing is evidenced by "back-to-back" certificates and the certificates bear a legend referring to the restrictions on transfer imposed by the Bylaws of the Company and BMOC.

     The following table sets forth, as of July 1, 1996, the number of shares of CJC Common Stock owned (i) by each director and nominee for director, (ii) by the Named Executive Officers (identified below), (iii) by all directors and executive officers of the Company as a group, and (iv) by all those known by the Company to be beneficial owners as a group of more than five percent (5%) of the CJC Common Stock, together with the percentage of stock so owned.

                                                       AMOUNT AND NATURE OF
             NAMES OF BENEFICIAL OWNER                BENEFICIAL OWNERSHIP(1)     PERCENTAGE OF TOTAL(12)
- ----------------------------------------------------  -----------------------     -----------------------
James P. Conn.......................................   95,160(2)(3)(4)                       1.7
James M. Harris.....................................   17,012(5)                               *
Brian M. Herrera....................................   180,000(6)(7)                         3.1
Marylin Kyne Gunderson..............................   220,200                               3.8
Richard E. Perazzo..................................   8,248(8)                                *
Kjell H. Qvale......................................   85,000                                1.5
"Gabelli Group".....................................   420,100(9)                            7.3
David H. Lesser/Hudson Bay Partners, L.P............   288,300(10)                           5.0
Directors and executive officers, as a group........   605,620(11)                          10.5

- ---------------

  *  Less than one percent (1%) of the outstanding CJC Common Stock.

 (1) Unless otherwise indicated in the footnotes, and subject to community property laws where applicable, each named stockholder has sole voting and investment power with respect to the shares of CJC Common Stock beneficially owned by such stockholder.

 (2) Includes 22,080 shares held by Mr. Conn as trustee, and an additional 18,080 shares held in trust for the benefit of Mr. Conn's children. Mr. Conn is not a trustee of his children's trust and does not have voting or investment power over such shares, but does hold a reversionary interest in the trust.

 (3) Includes 20,000 shares issuable upon exercise of outstanding stock options that are exercisable within 60 days of July 1, 1996.

 (4) Mr. Conn is a Director of Gabelli Equity Trust and Gabelli Asset Fund, which are affiliates of the "Gabelli Group" (see Note 9 below). Mr. Conn disclaims beneficial ownership of the 420,100 shares owned by the Gabelli Group.

 (5) Includes 4,000 shares owned by Mr. Harris' mother for which Mr. Harris holds a power of attorney.

 (6) Includes 90,000 shares held by Mr. Herrera in the testamentary trust of Mr. Herrera's late father, of which he is the trustee and a beneficiary.

 (7) Includes 90,000 shares held in Mr. Herrera's mother's living trust, of which he is a co-trustee and a beneficiary.

 (8) Includes a total of 48 shares registered in Mr. Perazzo's name as custodian for his sons, 24 shares each.

 (9) A "Schedule 13D" (Amendment No. 2) filing dated July 27, 1994, was made by the Gabelli Group. The Gabelli Group is comprised of Gabelli Funds, Inc., GAMCO Investors, Inc., Gabelli & Company, Inc., Gabelli International Limited II, Gabelli Performance Partnership, Gabelli International Limited, and Mario Gabelli. The Schedule 13D filing indicates that the aggregate number of shares owned by the group is 420,100 shares. The address of the Gabelli Group is One Corporate Center, Rye, N.Y. 10580-1435.

(10) A "Schedule 13D" dated July 18, 1996, was filed jointly by David H. Lesser and Hudson Bay Partners, L.P. ("Hudson"). The Schedule 13D filing indicates that Mr. Lesser has sole voting and dispositive power with respect to 12,800 shares owned of record by him, and Hudson owns of record 275,500 shares. Mr. Lesser is the President, sole director and sole shareholder of Hudson Bay Partners, Inc., the general partner of Hudson, and, as a result of such affiliation may be deemed to have shared voting and dispositive power over the 275,500 shares owned by Hudson; however, Mr. Lesser expressly disclaims beneficial ownership of any shares not directly owned by him. The principal executive offices of Mr. Lesser and Hudson are located at 2 West 45th Street, Suite 908, New York, New York 10036.

(11) Includes 20,000 shares issuable upon exercise of outstanding stock options that are exercisable within 60 days of July 1, 1996.

(12) Percentages shown indicate what the total percentage beneficial ownership of CJC Common Stock would be for each named stockholder if such holder, but no other stockholder, whether or not named, exercised those of his stock options that were exercisable on July 1, 1996, or that will become exercisable 60 days thereafter.

                             ELECTION OF DIRECTORS

                                  (PROPOSAL 1)

     Five (5) directors will be elected at the Annual Meeting to serve until the Annual Meeting in 1997, or until a successor has been elected and qualified. On August 3, 1996, the Board of Directors set the number of directors at five (5). If any nominee is unable to serve or declines to serve, which the Board of Directors has no reason to expect, the persons named in the accompanying Proxy intend to vote for the balance of those named and, if they deem advisable, for a substitute nominee. Set forth below is certain information about the nominees of the Board of Directors. Except as set forth in this Proxy Statement, no nominee or associate of any nominee (i) owns beneficially, directly or indirectly, any stock of the Company, (ii) owns any stock of the Company of record, but not beneficially, (iii) within the past two (2) years has purchased or sold any stock of the Company, (iv) has current indebtedness incurred for the purpose of acquiring or holding the stock of the Company referred to in (iii) above, (v) is or has been within the past year a party to any contract, arrangement or understanding with respect to any stock of the Company, (vi) has had since the beginning of the Company's last fiscal year, or is to have, a direct or indirect material interest in any transaction or any proposed transaction, to which the Company or any of its affiliates was or is a party, (vii) has any substantial interest in any matter anticipated at this time to be acted upon at the Annual Meeting, (viii) has any arrangement or understanding with respect to future employment with the Company or any of its affiliates or (ix) has any arrangement or understanding with respect to future transactions to which the Company or any of its affiliates will or may be a party.

    NAME AND PRINCIPAL            DIRECTOR                PRINCIPAL OCCUPATION AND
     BUSINESS ADDRESS       AGE    SINCE                    BUSINESS EXPERIENCE
- --------------------------  ---   --------   --------------------------------------------------
James P. Conn.............  58      1983     Managing Director and Chief Investment Officer of
1 Market Street                              Financial Security Assurance (an insurance
Steuart Tower, 22nd Floor                    company) since 1993. Director of Santa Anita
San Francisco, CA 94105                      Operating Company and Santa Anita Realty
                                             Enterprises, Inc. Former President and Chief
                                             Executive Officer of BMOC (Thoroughbred horse
                                             racing) from March 1988 to November 1992. Director
                                             of Gabelli Equity Trust (publicly-held investment
                                             company) and Gabelli Asset Fund since 1988.
                                             Director of Gabelli Global Multi-Media Trust and
                                             Gabelli Growth Fund. Director of the former
                                             California Jockey Club from 1969 until its
                                             reorganization in March 1983.
James M. Harris*..........  63      1983     President and Treasurer of the Company since 1983.
2600 South Delaware Street                   Vice President of Cazenove, Inc., International
San Mateo, CA 94403                          Stockbrokers, for more than five years (until
                                             retirement in 1992).
Brian M. Herrera..........  43      1992     President, Herrera Cadillac (auto dealership)
4350 Rosewood Drive                          since October 1991. Real Estate Developer, Morweg
Pleasanton, CA 94588                         Development (land acquisitions and sales company),
                                             from May 1988 to October 1991.
Kjell H. Qvale*...........  77      1991     Chairman of the Board and Secretary of the Company
901 Van Ness Avenue                          since 1991. Chairman of the Board of British Motor Car
San Francisco, CA 94109                      Distributors, Ltd. (an automotive sales company)
                                             since 1948. Chairman of the Board of KJB
                                             Development Corp. (an automobile and investment
                                             company) for over 35 years. Chairman of the Board
                                             of First National Bank of Marin. Prior to 1991,
                                             President and Director of Pacific Racing
                                             Association d.b.a. Golden Gate Fields
                                             (Thoroughbred horse racing), for over 25 years.

- ---------------

* Executive Officers of the Company.

     There is no family relationship among any of the Company's executive officers, directors or nominees for director.

THE BOARD RECOMMENDS THAT THE STOCKHOLDERS VOTE "FOR" THE ELECTION OF THE ABOVE NOMINEES TO THE BOARD OF DIRECTORS OF THE COMPANY.

COMPENSATION OF DIRECTORS

     For 1995, members of the Board of Directors received an annual fee of $14,000 each. The directors who are appointed to various committees serve in such capacities without compensation for their services. During 1995, each director was also provided a food and beverage allowance of $1,000 for use by the director and his or her guests in the Directors Room and Turf Club at Bay Meadows Race Track.

COMMITTEES OF THE BOARD OF DIRECTORS AND MEETING ATTENDANCE

     The Board of Directors of the Company held a total of nine (9) meetings during the year ended December 31, 1995. During 1995, none of the directors attended fewer than 75% of the combined total number of meetings of the Board of Directors and the total number of meetings held by all committees of the Board of Directors on which they served.

     The Board of Directors has appointed an Audit Committee, but has not appointed a Nominating Committee.

     The members of the Audit Committee are Kjell Qvale, James Harris and Richard Perazzo. The functions of the Audit Committee are to review the annual financial statements with the Company's independent public accountants prior to publication, to review their work, approve any non-audit services performed by them, and to make annual recommendations to the Board of Directors for the appointment of independent public accountants for the ensuing year. The Audit Committee did not have any meetings in 1995.

COMPLIANCE WITH SECTION 16(A) OF THE SECURITIES EXCHANGE ACT OF 1934

     Section 16(a) of the Securities Exchange Act of 1934 requires that the Company's directors and executive officers, and persons who own more than ten percent (10%) of a registered class of its equity securities, file with the Securities and Exchange Commission and the American Stock Exchange initial reports of ownership, and reports of changes in ownership, of Common Stock and other equity securities of the Company. Officers, directors and "greater than ten percent" stockholders are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they have filed.

     To the Company's knowledge, based solely on the review of copies of such reports furnished to the Company during the fiscal year ended December 31, 1995, and written representations that no other reports were required, all Section 16(a) filing requirements applicable to its officers, directors and "greater than ten percent" beneficial owners were complied with.

EXECUTIVE COMPENSATION

     The Company does not compensate its executive officers for their services. Accordingly, there is no Compensation Committee and no report by the Compensation Committee on executive compensation included herein.

RESIGNATIONS OF CERTAIN DIRECTORS

     On August 2, 1996, the Company filed preliminary proxy materials with respect to a possibly contested election of directors. In connection with such materials, the Company indicated that James P. Conn, James M. Harris, Brian M. Herrera and Kjell H. Qvale were nominated for re-election to the Board of Directors.

     By letter dated August 1, 1996 and received by the Company on August 2, 1996, Marylin K. Gunderson informed the Company that she declines to stand for re-election to the Board for the next election year because of her disagreements with certain actions of the Board of Directors. In such letter, Ms. Gunderson indicates her belief that the action of the Board of Directors of entering into a contract for the sale of the Bay

Meadows stable area without first providing for stabling for horses to race at Bay Meadows has jeopardized the future racing licenses for the BMOC. She states her belief that the Company did not receive full value for its real estate in the negotiated sale of the stable area or training track acreage. Ms. Gunderson indicates her wish not to run for re-election on a slate with current Board director James P. Conn.

     By letter dated August 2, 1996 and received by the Company on August 6, 1996, Richard E. Perazzo informed the Company that he declines to stand for re-election to the Board for the next election year because of his disagreements with certain actions of the Board of Directors. In such letter, Mr. Perazzo indicates his disapproval of the Company's barn area transaction due to the lack of a written financial analysis supporting its economic feasibility and proposed price. Mr. Perazzo expresses concerns that the transaction may be treated as a sale rather than a tax deferred exchange and that the consequences of such treatment will include, among other things, adverse income tax consequences to the Company or its stockholders, leaving the Company with significantly less assets and market value and complicating BMOC's attempts at obtaining future racing licenses. Mr. Perazzo states his concern with respect to the proposed sale/exchange of the training track and the fact that the Board of Directors has never been presented with a feasibility study thereof. Mr. Perazzo asserts that no meetings of the Board of Directors' Audit Committee were held during 1995 and that none were held during 1996 until after the filing of the 1996 Form 10-K. Mr. Perazzo asserts that the Board of Directors was aware that filings with the Securities and Exchange Commission were not being timely filed and possible accounting problems existed, but chose to ignore the situation.

     The Board of Directors has not nominated either Ms. Gunderson or Mr. Perazzo for re-election, and disagrees with the viewpoints relating to the transactions and other matters expressed in each of the foregoing letters. As a result of these land sales, the Board of Directors expects to diversify the Company's real estate portfolio to significantly increase revenues, profits and stockholder value, as well as to generate the additional funds for the barns and training facilities that Bay Meadows needs.

     In recent years, race track operators across the country have been confronted with decreasing revenues resulting from a steady decline in daily attendance. The Board of Directors believes, and BMOC management has confirmed, that the barn and training facilities at Bay Meadows are in need of extensive and costly replacement or repair. F. "Jack" Liebau, the President and Chief Executive Officer of BMOC, estimated during BMOC's 1995 annual meeting of stockholders that the cost of the replacement of these facilities would be $12 million to $15 million. As BMOC does not possess the funds necessary to replace these facilities, the Company has entered into two separate agreements for the sale of an aggregate of 73 acres of the 178 acres of land at Bay Meadows (including a 33-acre parcel where the barns are now situated). Gross proceeds to the Company will be approximately $52 million. The Board of Directors believes that this amount represents a fair price and that the transactions are in the best interests of stockholders. Moreover, the Company has been advised by its legal counsel that it would be a breach of the Company's obligations to terminate the agreement for the sale of the parcel where the barns are situated. In addition, that agreement allows the Company to effect the transaction as a tax deferred exchange and, while there can be no assurance that a suitable exchange site allowing for such treatment will be located, the Board of Directors presently intends to seek tax-deferred treatment of the transaction.

     With respect to the other matters raised in the foregoing letters, Mr. Perazzo's assertion that no meetings of the Audit Committee were held until after the most recent filing on Form 10-K is incorrect. The Audit Committee held a meeting at which Mr. Perazzo was present immediately prior to the filing of the Annual Report on Form 10-K for fiscal year ended December 31, 1995.

     Mr. Perazzo's letter fails to specifically identify any untimely filings with the Securities and Exchange Commission or possible accounting problems. The Board of Directors is not aware of any untimely filings made by the Company or of any ongoing accounting problems.

     The Board of Directors believes that Ms. Gunderson's statements concerning Mr. Conn arise from a personal dispute resulting from the previous termination of her son's employment with BMOC by Mr. Conn.

STOCK PERFORMANCE GRAPH

     The following Stock Performance Graph is not to be deemed to be "soliciting material" or to be "filed" with the SEC or subject to Regulation 14A or 14C or to the liabilities of Section 18 of the Exchange Act except to the extent the Company specifically requests that such information be treated as soliciting material or specifically incorporates it by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act of 1934, as amended. The following graph shows a comparison of cumulative returns during the five year period ended December 31, 1995, of the Paired Common Stock, Standard and Poor's 500 Composite Index ("S&P 500 Index") and the National Association of Real Estate Investment Trust's All REIT Index:

      Measurement Period                           S & P 500     All REIT In-
    (Fiscal Year Covered)          BMOC/CJC          Index            dex
1990                                       100             100             100
1991                                       106             131             136
1992                                       100             141             152
1993                                       116             155             180
1994                                       139             157             182
1995                                       148             215             215

     The stock performance graph assumes that the original investment in the Companies' Paired Common Stock and the amount invested in the two indexes was $100 on December 31, 1990, and that all dividends during the period were reinvested.

                    STOCKHOLDER PROPOSAL: ESTABLISHMENT OF A
                     MANDATORY RETIREMENT AGE FOR DIRECTORS

                                  (PROPOSAL 2)

     Mr. Sylvester Giacchero, the owner of 9,000 shares of the Company's stock, whose address is 949 Bristol Avenue, Stockton, California 95402, and Mr. David
M. Gjerdrum, the owner of 24,010 shares of the Company's stock, whose address is 559 Barron Avenue, Palo Alto, CA 94306, have given notice that they intend to present for action at the Annual Meeting, either in person or through an authorized representative, the following resolution:

"Resolved, that effective with the election of Directors at the 1996 Annual meeting [sic], the mandatory retirement age for members of the Board of Directors be set at age 72, this to be accomplished by providing that a nominee must be of an age that would not place the nominee at or above the age of 72 prior to the end of his or her term. The foregoing shall only apply to nominees for directors at meetings of shareholders subsequent to the 1996 annual meeting of shareholders."

     Mr. Giacchero's and Mr. Gjerdrum's statement in support of their resolution is as follows:

"This proposal seeks from the shareholders of California Jockey Club approval to establish rules for senior management retirement largely symmetrical with those overwhelmingly approved for the Bay Meadows Operating Company at the 1995 meeting. It is reasonably accepted that this change is in the best interest of the California Jockey Club as it provides a vehicle for orderly succession in the stewardship of this public service company. Many public companies have chosen mandatory retirement as a means for assuring the continued pursuit and qualification of candidates for senior positions, and with them the innovation and vigor essential for success in the long term. Just such a change is now due for California Jockey Club."

RECOMMENDATION AND COMMENTS ON THE ABOVE STOCKHOLDER PROPOSAL

     Your Board of Directors, after consideration of this proposal, recommends that the stockholders vote AGAINST it.

     On March 28, 1996, the Board of Directors adopted an amendment to the Company's Bylaws that is substantially similar to the stockholders' proposal. That amendment provides as follows:

"No individual who has reached the age of 72 as of the annual meeting of the stockholders at which the Directors are elected, commencing with the 1997 annual meeting, shall be eligible thereafter to serve on the Board of Directors; provided however, that the Board of Directors, in its discretion and with respect to any particular individual, may waive the foregoing requirement for a period of one year with respect to that individual."

     The principal difference between the stockholders' proposal and the Company's current Bylaws is that the proposal would mandate retirement at the next annual meeting after a director reaches age 71, while the Bylaws mandate retirement at the next annual meeting after a director reaches age 72 but allow the Board, on a-case basis, to waive the age limitation for a single year. The Bylaws, therefore, afford the Board a small degree of flexibility not afforded by the proposal.

     The current Bylaw provision provides the Board with additional time to select well-qualified nominees to replace retiring directors and ensures an orderly transition. Further, the Bylaw provision allows the Company the opportunity to benefit from additional years of service of experienced directors.

THE BOARD RECOMMENDS THAT THE STOCKHOLDERS VOTE "AGAINST" THE STOCKHOLDER PROPOSAL TO ESTABLISH A MANDATORY RETIREMENT AGE FOR DIRECTORS.

              RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

                                  (PROPOSAL 3)

     The firm of Deloitte & Touche LLP, which served the Company as independent public accountants for the 1995 fiscal year, has been selected by the Board of Directors of the Company as the Company's independent public accountants for the 1996 fiscal year. Deloitte & Touche LLP has no interest, financial or otherwise, in the Company. All proxies will be voted for ratification of the appointment of Deloitte & Touche LLP, unless authority to vote for the ratification of such selection is withheld or an abstention is noted.

     Representatives from Deloitte & Touche LLP will be present at the Annual Meeting. They will have the opportunity to make a statement, if they desire to do so, and will be available to respond to appropriate questions.

THE BOARD RECOMMENDS THAT THE STOCKHOLDERS VOTE "FOR" RATIFICATION OF THE APPOINTMENT OF DELOITTE & TOUCHE LLP AS THE COMPANY'S INDEPENDENT AUDITORS FOR 1996.

                                 OTHER MATTERS

STOCKHOLDERS' PROPOSAL FOR NEXT ANNUAL MEETING

     Subject to the regulations promulgated under the Securities Exchange Act of 1934, proposals of stockholders intended to be presented at the 1997 Annual Meeting must be received by the Company no later than April 14, 1997, for inclusion in the Company's Proxy Statement and form of proxy for that meeting.

ANNUAL REPORT AND ANNUAL REPORT ON FORM 10-K

     In lieu of the Company's Annual Report to Stockholders, the Company is enclosing with this Proxy Statement the Company's 1995 Annual Report on Form 10-K, filed jointly with the Securities and Exchange Commission by the Company and Bay Meadows Operating Company.

OTHER MATTERS

     The Company's Bylaws provide that stockholders intending to nominate candidates for election as directors or to bring business before a stockholders' meeting must give the prescribed notice and information to the Company at least 60 days prior to the meeting of stockholders. However, the Bylaws also provide that, where less than 70 days' notice or prior public disclosure of the date of a stockholders' meeting is given, advance notice of stockholder nominations for the election of directors or business to be brought before any stockholders' meeting must be delivered or mailed to and received at the principal executive offices of the Company not later than the close of business on the tenth day following the day on which the notice of the meeting of stockholders was mailed, or such public disclosure was made.

     As of the date of this Proxy Statement, the Board of Directors does not know of any other business to be presented for consideration at the Annual Meeting. If any such stockholder proposal or other business should properly come before the Annual Meeting, the persons named in the enclosed form of proxy, or their substitutes, will vote the shares represented by the proxies with respect to any such matters in accordance with their best judgment.

                                          BY ORDER OF THE BOARD OF DIRECTORS,

                                          KJELL H. QVALE
                                          Chairman of the Board and Secretary
                                          Dated August   , 1996

YOU ARE CORDIALLY INVITED TO ATTEND THE ANNUAL MEETING IN PERSON. WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING, YOU ARE REQUESTED TO SIGN, DATE AND RETURN THE ACCOMPANYING YELLOW PROXY CARD IN THE ENCLOSED POSTAGE PRE-PAID ENVELOPE.

                               PRELIMINARY COPIES
                                                                APPENDIX A
                                                           [FRONT OF PROXY CARD]

                                      PROXY

                             CALIFORNIA JOCKEY CLUB


          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.

         The undersigned acknowledges receipt of the Notice of Annual Meeting of Stockholders of California Jockey Club, a Delaware corporation (the "Company"), and the accompanying Proxy Statement dated August __, 1996, and revoking any proxy heretofore given, hereby appoints James P. Conn, James M. Harris and Kjell
H. Qvale, or any of them, each with full power of substitution, as proxies of the undersigned, to attend the Annual Meeting of Stockholders of the Company to be held at the Clubhouse of Bay Meadows Race Course, 2600 South Delaware Street, San Mateo, California on Friday, August 30, 1996, at 10:00 a.m. and any adjournment or postponement thereof, and to vote the number of shares the undersigned would be entitled to vote if personally present at the meeting.




AS SET DESCRIBED MORE FULLY IN THE PROXY STATEMENT, THIS PROXY WILL BE VOTED AS SPECIFIED OR, IF NO CHOICE IS SPECIFIED, WILL BE VOTED "FOR" THE NOMINEES OF THE BOARD FOR ELECTION AS DIRECTORS (PROPOSAL 1), "AGAINST" THE STOCKHOLDER PROPOSAL FOR A MANDATORY RETIREMENT AGE FOR DIRECTORS (PROPOSAL 2) AND "FOR" RATIFICATION OF THE APPOINTMENT OF INDEPENDENT AUDITORS (PROPOSAL 3). AS ALSO DESCRIBED MORE FULLY IN THE PROXY STATEMENT, IF CANDIDATES FOR DIRECTORS OTHER THAN THOSE NAMED HEREIN ARE PROPOSED AT THE ANNUAL MEETING BY OTHERS THAN THE BOARD OF DIRECTORS AND THE REQUIREMENTS FOR CUMULATIVE VOTING ARE SATISFIED, THE PROXY HOLDERS NAMED ABOVE SHALL HAVE FULL DISCRETION AND AUTHORITY TO VOTE CUMULATIVELY THE SHARES OF THE UNDERSIGNED, ALLOCATE VOTES AMONG ANY OR ALL OF SUCH NOMINEES, AND VOTE FOR THE ELECTION OF LESS THAN ALL OF THE NOMINEES OF THE BOARD OF DIRECTORS (AND IN SUCH ORDER AS THEY MAY DETERMINE), SUBJECT TO ANY WITHHOLDING OF AUTHORITY TO VOTE FOR ANY NOMINEE, IN WHICH CASE THIS PROXY WILL BE VOTED CUMULATIVELY AS PROVIDED IN THE FOLLOWING SENTENCE. IN THE EVENT THIS PROXY WITHHOLDS AUTHORITY TO VOTE FOR ANY NOMINEE, THEN, AS DESCRIBED MORE FULLY IN THE PROXY STATEMENT, THE PROXY HOLDERS SHALL HAVE THE SAME DISCRETION AND AUTHORITY AS SET FORTH IN THE PRECEDING SENTENCE EXCEPT THAT NO VOTES SHALL BE ALLOCATED TO ANY NOMINEE FOR WHOM THIS PROXY WITHHOLDS AUTHORITY TO VOTE.


                  (To be completed and signed on reverse side)

                                                         [REVERSE OF PROXY CARD]

                                                           X    Please mark your
                                                                vote this way

                                                     COMMON SHARES

1. ELECTION OF DIRECTORS
    FOR all nominees                   WITHHOLD
   listed at the right                 AUTHORITY
    (except as marked               to vote for all
    to the contrary)           nominees listed at right

               / /                            / /

James P. Conn, James M. Harris, Brian M. Herrera and Kjell H. Qvale
INSTRUCTION: To withhold authority to vote for any individual nominee, write that nominee's name in the space provided below.

________________________________________________________________________________

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE FOREGOING NOMINEES.

2. Adopt a resolution establishing a mandatory retirement age of 72 for directors.

         FOR               AGAINST          ABSTAIN
         / /                 / /              / /

THE BOARD OF DIRECTORS RECOMMENDS A VOTE AGAINST THE ESTABLISHMENT OF A MANDATORY RETIREMENT AGE FOR DIRECTORS.

3. Ratify the appointment of Deloitte & Touche as independent auditors for the year ended December 31, 1996.

         FOR               AGAINST          ABSTAIN
         / /                 / /              / /

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE RATIFICATION OF THE APPOINTMENT OF INDEPENDENT AUDITORS.

4. The proxies are authorized to vote in their discretion, upon any and all other matters as may properly come before the meeting or any adjournment or postponement thereof. (Please sign exactly as name appears. When shares are held by joint tenants, both should sign. When signing as attorney, as executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in full partnership name by authorized person.)

Dated:                                             , 1996

Signature

Signature, if held jointly


STOCKHOLDERS ARE URGED TO MARK, DATE, SIGN AND RETURN THIS PROXY IN THE ENVELOPE PROVIDED, WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES